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                                                                   EXHIBIT 10.69

                                   AGREEMENT

The undersigned is the group purchasing organization known as Coram Healthcare (the "GPO"). Cardinal Distribution, Inc. (the "Prime Vendor") and the GPO have entered into a contract under which the Prime Vendor will supply Pharmaceuticals to the GPO participating facilities. As part of its services, Prime Vendor has licensed to the GPO its proprietary order tracking inventory system for group purchasing applications (CardinalCHOICE(TM) HQ) to assist the GPO in managing its contracts with manufacturers and the participating facilities in managing their purchases from Prime Vendor. CardinalCHOICE(TM) HQ will collect, store, sort, and report transaction data regarding purchases by GPO participating facilities from Prime Vendor.

The undersigned agrees that Prime Vendor may enter into CardinalCHOICE(TM) HQ all transaction data regarding purchases by the undersigned from Prime Vendor and may furnish such information, identifying the undersigned as the source, to the entity or entities within the GPO indicated below.

                         CORAM HEALTHCARE (ALL ACCOUNTS)
                           1125 17TH STREET STE. 1500
                                DENVER, CO 80202

Prime vendor may rely upon this authorization until it is revoked by written notice from an authorized officer of the undersigned.

By: /s/ ADRIENNE FUCHS
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    Adrienne Fuchs
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Its: Purchasing Manager
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Date: 4/19/01
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                          Please complete and mail to:
          Cardinal Health, Inc., 81 Blue Ravine Rd., Folsom, CA 95630 Or Return via facsimile to (916) 351-2753, Attn: Joan Welchman